NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER RESULTS
Operating Income of $115 Million, Operating Return on Equity of 10.0%

Greenwich, CT, February 2, 2016 -- W. R. Berkley Corporation (NYSE: WRB) today reported operating income for the fourth quarter of 2015 of $115 million, or $0.89 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2015	2014	2015	2014

Gross premiums written	$1,764,209	$1,705,814	$7,249,993	$7,062,838
Net premiums written	1,499,151	1,455,909	6,189,515	5,996,947

Net income	109,745	110,711	503,694	648,884
Net income per diluted share	0.85	0.83	3.87	4.86

Operating income (1)	115,062	97,274	443,683	483,230
Operating income per diluted share	0.89	0.73	3.41	3.62

Net income return on equity (2)	9.6%	10.2%	11.0%	15.0%
Operating income return on equity (2)	10.0%	9.0%	9.7%	11.1%

(1)	Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains.

(2)	Return on equity represents net income and operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Fourth quarter highlights included:

•	Operating income per share increased 22%.

•	Insurance-Domestic net premiums written grew 8%.

•	Investment income was up 12%.

•	GAAP combined ratio was 93.1%.

•	Pre-tax return on equity was 13.6%.

The Company commented: We were pleased with our operating results in both the fourth quarter and full year 2015.  Our combined ratio for the quarter was 93.1% and our investment results were more than satisfactory given the conservative risk profile of our portfolio. We continue to focus on managing risk and volatility throughout the business. Maintaining a consistent and stable risk-adjusted return has enabled us to deliver superior value creation to our shareholders over the long term.

Written premium growth in the domestic insurance segment was strong, especially in the fourth quarter. Overall, due to the strong dollar, foreign currency translations reduced our total premium growth by 1.5% for both the quarter and the year. We are confident our unique specialist approach and various market dislocations will provide us with greater opportunities in the coming year.

We maintain a cautious approach to reserves due to the potential for inflation. Consequently, our loss reserves continue to develop favorably and our accident-year loss ratio, excluding catastrophes, has been stable. The domestic insurance expense ratio is generally satisfactory, and there are opportunities for further improvement in our international expense ratio.

Our investment portfolio is very high quality, with an average rating of AA-, and ample liquidity. We have modest exposure to the oil industry, the vast majority of which is in investment grade securities. The after-tax exposure to the oil industry for our investment funds is less than half of one percent of our invested assets.

We believe we are well positioned for the current environment and have the flexibility to manage whatever the future presents. In spite of the various uncertainties in the insurance and investment markets, we are positive about our future and foresee better returns for 2016.

Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, February 2, 2016 at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in three segments of the property casualty business: Insurance-Domestic, Insurance-International and Reinsurance-Global.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2016 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response to it, on our results and financial condition; foreign currency and political risks relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Act of 2002, as amended ("TRIA"); the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2016 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2015	2014	2015	2014
Revenues:
Net premiums written	$1,499,151	$1,455,909	$6,189,515	$5,996,947
Change in unearned premiums	44,846	46,448	(148,906)	(252,529)
Net premiums earned	1,543,997	1,502,357	6,040,609	5,744,418
Investment income	127,609	114,220	512,645	600,885
Insurance service fees	31,788	35,473	139,440	117,443
Net realized gains on investment sales	12,613	20,672	125,633	254,852
Other-than-temporary impairments	(20,794)	—	(33,309)	—
Revenues from wholly-owned investees	115,841	111,329	421,102	410,022
Other income	2	377	337	1,308
Total revenues	1,811,056	1,784,428	7,206,457	7,128,928
Expenses:
Losses and loss expenses	922,972	913,571	3,656,270	3,490,567
Other operating costs and expenses	591,581	563,837	2,289,750	2,157,456
Expenses from wholly-owned investees	108,561	109,712	397,461	400,535
Interest expense	31,736	34,604	130,946	128,174
Total expenses	1,654,850	1,621,724	6,474,427	6,176,732
Income before income taxes	156,206	162,704	732,030	952,196
Income tax expense	(46,328)	(51,753)	(227,923)	(302,593)
Net income before noncontrolling interests	109,878	110,951	504,107	649,603
Noncontrolling interests	(133)	(240)	(413)	(719)
Net income to common stockholders	$109,745	$110,711	$503,694	$648,884

Net income per share:
Basic	$0.89	$0.87	$4.06	$5.07
Diluted	$0.85	$0.83	$3.87	$4.86

Average shares outstanding:
Basic	123,287	126,830	124,040	127,874
Diluted	129,016	132,879	130,189	133,652

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Fourth Quarter		Full Year
	2015	2014	2015	2014
Insurance-Domestic:
Gross premiums written	$1,395,146	$1,295,927	$5,684,188	$5,383,679
Net premiums written	1,167,871	1,084,784	4,812,830	4,517,587
Net premiums earned	1,200,241	1,133,127	4,659,359	4,271,933
Pre-tax income	190,266	188,910	724,667	796,309
Loss ratio	60.4%	60.2%	61.2%	60.2%
Expense ratio	31.2%	30.4%	31.2%	31.6%
GAAP combined ratio	91.6%	90.6%	92.4%	91.8%

Insurance-International:
Gross premiums written	$209,743	$236,632	$923,304	$984,271
Net premiums written	184,982	208,051	778,567	828,076
Net premiums earned	189,100	209,654	772,141	802,375
Pre-tax income (loss)	10,579	(12,081)	51,926	29,779
Loss ratio	58.2%	68.2%	58.2%	62.8%
Expense ratio	41.5%	40.2%	41.4%	40.0%
GAAP combined ratio	99.7%	108.4%	99.6%	102.8%

Reinsurance-Global:
Gross premiums written	$159,320	$173,255	$642,501	$694,888
Net premiums written	146,298	163,074	598,118	651,284
Net premiums earned	154,656	159,576	609,109	670,110
Pre-tax income	25,055	28,732	94,852	115,677
Loss ratio	57.1%	55.2%	58.4%	62.0%
Expense ratio	39.4%	37.3%	38.2%	34.0%
GAAP combined ratio	96.5%	92.5%	96.6%	96.0%

Corporate and Eliminations:
Net investment gains (losses)	$(8,181)	$20,672	$92,324	$254,852
Interest expense	(31,736)	(34,604)	(130,946)	(128,174)
Other revenues and expenses	(29,777)	(28,925)	(100,793)	(116,247)
Pre-tax gain (loss)	(69,694)	(42,857)	(139,415)	10,431

Consolidated:
Gross premiums written	$1,764,209	$1,705,814	$7,249,993	$7,062,838
Net premiums written	1,499,151	1,455,909	6,189,515	5,996,947
Net premiums earned	1,543,997	1,502,357	6,040,609	5,744,418
Pre-tax income	156,206	162,704	732,030	952,196
Loss ratio	59.8%	60.8%	60.5%	60.8%
Expense ratio	33.3%	32.5%	33.2%	33.0%
GAAP combined ratio	93.1%	93.3%	93.7%	93.8%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Full Year
	2015	2014	2015	2014
Insurance-Domestic net premiums written:
Other liability	$411,691	$378,009	$1,623,710	$1,536,105
Workers' compensation	297,936	263,844	1,311,303	1,193,493
Short-tail lines (1)	221,103	217,915	933,726	913,258
Commercial automobile	129,426	141,293	541,426	547,128
Professional liability	107,715	83,723	402,665	327,603
Total	$1,167,871	$1,084,784	$4,812,830	$4,517,587

Losses from catastrophes:
Insurance-Domestic	$8,662	$6,392	$49,880	$64,937
Insurance-International	1,904	11,495	4,385	20,062
Reinsurance-Global	587	528	3,343	2,076
Total	$11,153	$18,415	$57,608	$87,075

Investment income:
Core portfolio (2)	$110,798	$107,937	$433,526	$446,862
Investment funds	11,390	(3,647)	62,228	131,585
Arbitrage trading account	5,421	9,930	16,891	22,438
Total	$127,609	$114,220	$512,645	$600,885

Other operating costs and expenses:
Underwriting expenses	$514,389	$488,920	$2,005,498	$1,896,528
Service expenses	34,051	33,597	127,365	102,727
Net foreign currency losses (gains)	3,634	991	400	(27)
Other costs and expenses	39,507	40,329	156,487	158,228
Total	$591,581	$563,837	$2,289,750	$2,157,456

Cash flow from operations	$260,969	$89,061	$881,304	$734,847

Reconciliation of operating and net income:
Operating income (3)	$115,062	$97,274	$443,683	$483,230
After-tax investment (losses) gains	(5,317)	13,437	60,011	165,654
Net income	$109,745	$110,711	$503,694	$648,884

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3) Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains. Management believes that excluding net investment gains provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2015	December 31, 2014

Net invested assets (1)	$16,460,690	$16,508,087
Total assets	21,730,967	21,716,691
Reserves for losses and loss expenses	10,669,150	10,369,701
Senior notes and other debt	1,844,621	2,115,527
Subordinated debentures	340,320	340,060
Common stockholders’ equity (2)	4,600,246	4,589,945
Common stock outstanding (3)	123,308	126,749
Book value per share (4)	37.31	36.21
Tangible book value per share (4)	35.78	34.79

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $181 million and $306 million as of December 31, 2015 and December 31, 2014, respectively. Unrealized currency translation losses were $247 million and $123 million as of December 31, 2015 and December 31, 2014, respectively.

(3)	During the full year 2015, the Company repurchased 4,502,025 shares of its common stock for $224 million.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
December 31, 2015
(Amounts in thousands)

	Carrying Value	Percent of Total

Fixed maturity securities:
United States government and government agencies	$670,419	4.1%
State and municipal:
Special revenue	2,632,626	16.0%
State general obligation	641,790	3.9%
Pre-refunded	472,697	2.9%
Corporate backed	402,541	2.4%
Local general obligation	387,654	2.3%
Total state and municipal	4,537,308	27.5%
Mortgage-backed securities:
Agency	855,195	5.2%
Residential - Prime	245,611	1.5%
Commercial	65,722	0.4%
Residential - Alt A	52,469	0.3%
Total mortgage-backed securities	1,218,997	7.4%
Asset-backed securities	1,705,172	10.4%
Corporate:
Industrial	2,021,534	12.3%
Financial	1,173,021	7.1%
Utilities	198,651	1.2%
Other	81,832	0.5%
Total corporate	3,475,038	21.1%
Foreign government	837,460	5.1%
Total fixed maturity securities (1)	12,444,394	75.6%
Equity securities available for sale:
Preferred stocks	113,593	0.7%
Common stocks	37,273	0.2%
Total equity securities available for sale	150,866	0.9%
Investment funds (2)	1,167,839	7.1%
Arbitrage trading account	376,697	2.3%
Real estate	936,367	5.7%
Cash and cash equivalents (3)	1,111,424	6.7%
Loans receivable	273,103	1.7%
Net invested assets	$16,460,690	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.3 years, including cash and cash equivalents.

(2)
Investment funds include an investment in publicly traded common stock of HealthEquity, Inc. (HQY), which is carried on the equity method of accounting. At December 31, 2015, the investment in HQY had a carrying value of $45.4 million and a fair value of $300.1 million. Investment funds are reported net of related liabilities of $2.2 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

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Foreign Government Fixed Maturity Securities
December 31, 2015
(Amounts in thousands)

Carrying Value

Australia	$230,036
United Kingdom	165,114
Canada	150,501
Argentina	105,428
Germany	51,759
Brazil	51,405
Supranational (1)	36,090
Norway	31,656
Singapore	6,101
Colombia	5,502
Uruguay	3,868
Total	$837,460

(1)	Supranational represents investments in the North American Development Bank,
European Investment Bank and International Bank for Reconstruction & Development.